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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  December 4, 1996


                                    WESTCORP
             (Exact name of registrant as specified in its charter)


         CALIFORNIA                   33-13646               51-0308535
(State or other jurisdiction      Commission File           IRS Employer
     of incorporation)                 Number          Identification Number


        23 Pasteur, Irvine, California                  92618-3816
  (Address of principal executive offices)              (Zip Code)


                                  714-727-1000
              (Registrant's telephone number, including area code)
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ITEM 5:  OTHER EVENTS

         Western Financial Bank, F.S.B. ("Bank") announces that Richard A. Palmer was elected Senior Vice President and Chief Financial Officer of the Bank. Mr. Palmer also continues to serve as the Bank's Controller. Mr. Lee Whatcott, who previously held the Chief Financial Officer position at the Bank, is Chief Financial Officer of Westcorp and of the Bank's consumer finance subsidiary, WFS Financial, Inc. Mr. Whatcott will also continue to be involved in the Bank as Executive Vice President.


                                       WESTCORP
                                       a California corporation


Dated: December 4, 1996                /s/ HARRIET BURNS FELLER
                                       ----------------------------------
                                       Harriet Burns Feller
                                       Executive Vice President/Secretary